EXHIBIT 99.1

Contacts:

Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / avso@lambert-edwards.com

Avatech Solutions

Announces Second Quarter 2005 Results

Owings Mills, Md., Feb. 16, 2005—Avatech Solutions, Inc. (OTCBB: AVSO) today announced results for the second quarter ended December 31, 2004, highlighted by the Company’s return to profitability, double-digit increases in consulting services and substantial progress toward fiscal 2005 goals.

Avatech, the recognized leader in design and engineering technology for the manufacturing, building design and engineering markets, reported revenues for the second quarter of fiscal 2005 of $8.2 million, a 4.1 percent increase compared to revenues of $7.9 million for the second quarter of fiscal 2004. When compared to the first quarter of fiscal 2005, revenues for the second quarter increased 21.2 percent.

The Company also returned to profitability, posting second quarter net income of $9,482 following a first quarter loss of $813,448. The Company’s deferred revenue declined 3.9 percent to $982,514 million for the second quarter of fiscal 2005, primarily due to Product Lifecycle Management (PLM) software and services related revenue recognized during the second quarter.

During the second quarter of fiscal 2005, Avatech reported net income of $9,482, compared to net income of $4,725 for the same period last fiscal year. Avatech said improvements in consulting services and commission revenues, which were fueled by increased sales in Autodesk Subscription software maintenance agreements, drove the increase in net income. Product sales for the second quarter were consistent with the same period last fiscal year due.

“During the second quarter, we made substantial progress toward our fiscal 2005 goals—we hired 21 new customer-facing account executives and technical resources, increased service revenues, invested in employee education to enrich the customer experience and continued to transform Avatech into a diversified service and solution provider,” said Scotty Walsh, CEO of Avatech Solutions. “We continue to take an aggressive approach toward expanding our customer outreach efforts, and our hard work is beginning to take hold. Our consulting services are building traction as customers are increasingly turning to us to meet their needs for product integration, service and support.”

10715 Red Run Blvd, Suite 101 • Owings Mills MD 21117

410-581-8080 • 410-581-8088 FAX

www.avatechsolutions.com

Avatech Solutions

Fourth Quarter 2004 Results

Page 2 of 6 ~

Second Quarter 2005 Highlights

•	When compared to the first quarter of fiscal 2005, revenues for the second quarter increased 21.2 percent.

•	Revenues for the quarter rose 4.1 percent to $8.2 million. The increase included a 14.3 percent increase in commission revenues and an 11.7 percent increase in consulting services, partially offset by a 0.6 percent decline in product sales.

•	For the second quarter of fiscal 2005, product sales were $5.2 million, commission revenues were $1.6 million and consulting services were $1.4 million.

•	Income from operations for the second quarter of fiscal 2005 climbed to $160,277 versus $142,011 for the same period last fiscal year.

•	Gross margins for the quarter were 43 percent, a nearly seven percentage point increase compared to the second quarter of fiscal 2004.

Walsh concluded: “During the first half of the year, we made significant investments in the Company, building a solid foundation for future growth—and we are beginning to see the return on those investments. Sales productivity is rising, we’re lowering our product-to-services revenue mix and order backlog has increased.”

“We have created a strong and increasingly diverse product and service offering, and our top priority for the remainder of fiscal 2005 is on execution and meeting our target of positive operating income on a revenue range of $16 million to $18 million.”

About Avatech Solutions

Avatech Solutions, Inc. (OTCBB: AVSO.OB) is the recognized leader in design and engineering technology solutions with unparalleled expertise in CAD software, data management and process optimization for the manufacturing, engineering, building design and facilities management industries. Headquartered in Owings Mills, Maryland, the company specializes in software integration, standards development and deployment, education and technical support. Avatech is one the largest integrators of Autodesk software worldwide and a leading provider of SMARTEAM PLM solutions. The company serves 18,000 clients worldwide including numerous Fortune 500 and Engineering News Record’s Top 100 companies. Please visit www.avatechsolutions.com for more information.

Avatech Solutions Safe Harbor Statement

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of Avatech Solutions, Inc. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Avatech and its industry, and other factors that could affect the Company’s financial results, are included in its Securities and Exchange Commission filings, including, but not limited to, the annual report on Form 10-K for the fiscal year ending June 30, 2004 and other Securities and Exchange Commission filings. Investors and shareholders may obtain a free copy of the documents filed by Avatech Solutions, Inc. with the Commission at the Commission’s web site at www.sec.gov. The documents also may be obtained for free by directing a request to Melody Craigmyle, Vice President of Marketing at 410-581-8080 or email MCraigmyle@avatechsolutions.com.

All brand names, product names, or trademarks belong to their respective holders.

10715 Red Run Blvd, Suite 101 • Owings Mills MD 21117

410-581-8080 • 410-581-8088 FAX

www.avatechsolutions.com

Avatech Solutions

Fourth Quarter 2004 Results

Page 3 of 6 ~

Avatech Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2004	June 30, 2004
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$78,851	$689,995
Accounts receivable, less allowance of $100,000 at June 30, 2004 and $101,000 at December 31, 2004	4,462,579	3,906,724
Other receivables	274,322	366,475
Inventory	331,070	215,321
Prepaid expenses	322,736	398,815
Other current assets	71,719	70,775

Total current assets	5,541,277	5,648,105

Property and equipment:
Computer software and equipment	2,621,893	2,396,593
Office, furniture and equipment	846,750	881,036
Leasehold improvements	266,738	197,245

	3,735,381	3,474,874
Less accumulated depreciation and amortization	3,055,851	2,921,705

	679,530	553,169

Goodwill	52,272	52,272
Other assets	470,671	313,073

Total assets	$6,743,750	$6,566,619

10715 Red Run Blvd, Suite 101 • Owings Mills MD 21117

410-581-8080 • 410-581-8088 FAX

www.avatechsolutions.com

Avatech Solutions

Fourth Quarter 2004 Results

Page 4 of 6 ~

Avatech Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2004	June 30, 2004
	(unaudited)	(audited)
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$4,533,671	$5,257,848
Accrued compensation and related benefits	302,122	347,020
Borrowings under line-of-credit	3,096,035	1,640,180
Note payable to related party	890,447	—
Current portion of long-term debt	307,093	92,544
Deferred revenue	982,514	956,636
Other current liabilities	342,843	333,106

Total current liabilities	10,454,725	8,627,334

Long-term debt	1,365,407	1,606,206
Note payable to related party	—	878,725
Other long-term liabilities	334,746	318,316
Commitments and contingencies	—	—

Minority interest	—	1,525,000

Stockholders’ deficit:
Series D Convertible Preferred Stock, $0.01 par value; 1,297,537 shares authorized, issued and outstanding at June 30, 2004 and December 31, 2004	12,975	12,975
Common stock, $0.01 par value; 80,000,000 shares authorized; 9,460,380 and 10,843,064 shares issued and outstanding at June 30, 2004 and December 31, 2004, respectively	108,430	94,605
Additional paid-in capital	5,505,550	3,737,574
Accumulated deficit	(11,038,083)	(10,234,116)

Total stockholders’ deficit	(5,411,128)	(6,388,962)

Total liabilities and stockholders’ deficit	$6,743,750	$6,566,619

10715 Red Run Blvd, Suite 101 • Owings Mills MD 21117

410-581-8080 • 410-581-8088 FAX

www.avatechsolutions.com

Avatech Solutions

Fourth Quarter 2004 Results

Page 5 of 6 ~

Avatech Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31,
	2004	2003
	(unaudited)	(unaudited)
Revenues:
Product sales	$5,152,600	$5,183,449
Service revenue	1,434,110	1,283,609
Commission revenue	1,599,723	1,400,015

	8,186,433	7,867,073

Cost of revenues:
Cost of product sales	3,485,013	3,933,520
Cost of service revenue	1,161,068	1,047,075

	4,646,081	4,980,595

Gross margin	3,540,352	2,886,478

Other operating expenses:
Selling, general and administrative	3,307,190	2,662,030
Depreciation and amortization	72,885	82,437

	3,380,075	2,744,467

Operating income	160,277	142,011

Other income (expense):
Minority interest	(20,757)	(38,125)
Interest and other income (expense)	(8,932)	5,006
Interest expense	(114,162)	(95,172)

	(143,851)	(128,291)

Income from continuing operations before income taxes	33,431	13,720
Income tax expense	6,944	10,000

Income from continuing operations	26,487	3,720

Income (loss) from operations of discontinued operating segments	—	1,005

Net income	9,482	4,725
Preferred stock dividends	19,463	10,122

Loss attributable to common stockholders	$(9,981)	$(5,397)

Loss per common share, basic and diluted	$(0.00)	$(0.00)

Shares used in computation	10,124,694	9,217,874

10715 Red Run Blvd, Suite 101 • Owings Mills MD 21117

410-581-8080 • 410-581-8088 FAX

www.avatechsolutions.com

Avatech Solutions

Fourth Quarter 2004 Results

Page 6 of 6 ~

Avatech Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

	Six Months Ended December 31,
	2004	2003
	(unaudited)	(unaudited)
Revenues:
Product sales	$9,631,999	$8,688,397
Service revenue	2,738,591	2,760,177
Commission revenue	2,567,905	2,284,811

	14,938,495	13,733,385

Cost of revenues:
Cost of product sales	6,604,474	6,414,849
Cost of service revenue	2,131,230	2,106,773

	8,735,704	8,521,622

Gross margin	6,202,791	5,211,763

Other operating expenses:
Selling, general and administrative	6,584,357	5,164,987
Depreciation and amortization	134,146	149,626

	6,718,503	5,314,613

Operating loss	(515,712)	(102,850)

Other income (expense):
Minority interest	(58,882)	(76,250)
Interest and other income (expense)	3,494	4,293
Interest expense	(217,823)	(161,697)

	(273,211)	(233,654)

Loss from continuing operations before income taxes	(788,923)	(336,504)
Income tax expense	15,044	21,000

Loss from continuing operations	(803,967)	(357,504)

Loss from operations of discontinued operating segments	—	(141,247)

Net loss	(803,967)	(498,751)
Preferred stock dividends	38,926	17,379

Loss attributable to common stockholders	$(842,893)	$(516,130)

Loss from continuing operations per share, basic and diluted	$(0.08)	$(0.04)

Loss per common share, basic and diluted	$(0.09)	$(0.06)

Shares used in computation	9,862,176	9,177,399

10715 Red Run Blvd, Suite 101 • Owings Mills MD 21117

410-581-8080 • 410-581-8088 FAX

www.avatechsolutions.com